UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective June 15, 2007, the company assigned and transferred a license granted by the Trustees of Dartmouth College respecting certain ice technology in exchange for a royalty equal to 5% of the gross revenues generated by the license and the assumption of obligations under the license agreement. The license was assigned to Ice Engineering LLC and the 5% royalty is payable to the shareholders of Ice Surface Development Inc., the company’s majority – owned subsidiary which had held the license. This transaction was duly reported by the filing of a current report on Form 8-K on June 18, 2007.

The parties to the assignment transaction had agreed to enter into a final, definitive agreement memorializing all the terms and conditions surrounding the June 15, 2007 assignment. On July 18, 2007 the parties to the assignment transaction executed such a final, definitive agreement and the agreement, without exhibits, is hereby filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

July 18, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO

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Exhibit Index

Exhibit No.	Description

1	License Assignment Agreement